EXHIBIT 10.30

                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT dated this 20th day of October, 2001, by and between Power Interactive Media, Inc. (hereinafter referred to as the "Company ") and or its assigns, and Anako Enterprises , Inc. (hereinafter referred to as the "Consultant".),

                              W I T N E S S E T H:

WHEREAS, the Company wishes to retain Consultant to provide the Company with certain consulting services, and;

Consultant is willing to provide such consulting services, on the terms and conditions set forth herein,

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements hereinafter contained, the parties hereby agrees as follows:

Section 1. Retention of Consultant. The Company hereby retains and engages Anako and or its assigns hereby accepts such engagement, in each case subject to the terms and conditions of this Agreement.

Section 2.  Services.

     a) Consultant's duties shall be to consult with the Board of Directors and management of the Company, from time to time, as requested by the Company with regard to the introduction of the Company to Brokerage Firms, Broker Dealers, Registered Representatives , Individual
          Investors, Periodicals, Money shows, Internet public relations, Research publications, Analysts, and Financial television and radio shows.
     b) In connection with any proposal made by Anako or its assigns pursuant to this Agreement, the Company shall not be obligated to accept such proposal or further obligate itself hereunder, without further recourse by Consultant.

Section 3. Compensation. The Company shall pay to Anako and or its assigns as compensation for the services specified in Section 2 hereof the following:

     a)   The Company shall compensate Consultant with the following:
          1)   $2500 a month
          2)   200,000 shares of 144 shares

Section 4. Non- Competition. Consultant acknowledges that in the course of its engagement it will become familiar with certain trade secrets and other confidential information (collectively, " Confidential Information ") concerning the Company and that its services will be special, unique, and extraordinary to the Company. Subject to the limitations set forth herein, Consultant and his assignees agree that during the Term and for a period of one year thereafter it shall not directly or indirectly, own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the business of the Company as such business exists within any geographical area in which the Company conducts its business and, in addition, shall not solicit, interfere with or conduct business with any vendors, customers or employees of the Company during the term of this Agreement or for a period of one year after the termination hereof. This provision shall endure regardless of the termination of this Agreement.

Section 5. Term. This Agreement shall be for a term of six (6) months commencing on the date hereof.

Section 6. Representations and Warranties of Consultant. Consultant hereby represents and warrants to the Company that it is not acquiring the Securities with a view to, or for resale in connection with, any distribution in violation of the Securities Act of 1933, as amended.

Section 7. Indemnification. The Company agrees to indemnify and hold Consultant, and or his assigns against any and all losses, claims, damages, obligations, penalties, judgement, awards, liabilities, costs, expenses, and disbursements, (and all actions, suits, proceedings and investigations in respect thereof and any and all legal or other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses, and disbursements, as and when incurred, of investigating, preparing or defending any such action, proceeding or investigation (whether or not in connection with litigation to which Consultant and or his assigns ), directly or indirectly, caused by, relating to, based upon, arising out of or in connection with information provided by the Company which contains a material misrepresentation or material omission in connection with the provision of services by Consultant and/or his assigns under this Agreement; provided, however, such indemnity agreement shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgement, award, liability, cost, expense or disbursements, to the extent that it is found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct or misrepresentations of Consultant, or its assigns. The Company also agrees Consultant and its assigns shall not have any liability (whether direct or indirect in contract or tort or otherwise) to the Company or to any person (including, without limitation, the Company's shareholders) claiming through the Company for or in connection with the engagement of Consultant, and or his assigns, except to the extent that any such liability result's from Consultant's and or its assigns gross negligence, misrepresentations, or willful misconduct. This indemnification shall survive the termination of this Agreement. Each party entitled to indemnification under this agreement (the " Indemnified Party "), shall give notice to the party required to provide indemnification (the "Indemnifying Party ") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnify may b sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified party to give notice as provided herein shall not relieve the Indemnified party of its obligations under this provision. Each Indemnified party shall furnish such information regarding itself or the claim in question as an Indemnifying party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and any litigation resulting therefrom.

Section 8. Governing Law. This Agreement shall be governed , and construed in accordance with, the laws of the State of North Carolina without regard to the conflict of law principles thereof. Any action or claim arising under or in relation to this agreement shall be brought exclusively in the state or federal courts of the state of North Carolina and each party hereto consents to the exercise of jurisdiction over said party by such courts.

Section 10. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties and supersedes and preempts any prior understanding or agreements, whether written or oral. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Consultant.

Section 11. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and shall be enforceable by Consultant, and or his assigns, and the Company and their respective successors and permitted assigns.

Section 12. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed effective and given upon actual delivery to the following addresses or by receipt over the telefax .

           If to the Company:        Power Interactive Media, Inc.


           If to Consultant:         Steven E. Kaye
                                     President
                                     Anako Enterprises,Inc.

Section 13. Assignability. Except as specifically outlined in this Agreement, neither this Agreement nor any right, remedy, obligation, or liability arising hereunder or by reason hereof shall be assignable by either the Company or Consultant, and or his assigns without the prior written consent of the other party hereto.

Section 14. Severablity. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

Section 15. Section and Other Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

IN WITNESS WHEREOF, the hereto have executed this Agreement on 11-12-01, 2001 as of the date first written.

Consultant:

By:/s/ Steven E. Kaye
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Steven E.Kaye


For Company:

By: /s/ Terry Cooke
-----------------------
Name: Terry Cooke
-----------------------
Title: President & CEO
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